Exhibit 99.3

UNAUDITED MESA LABORATORIES, INC. PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

As used in this report, we, us, our, Mesa or Company refer to Mesa Laboratories, Inc.  The unaudited pro forma condensed combined financial statements present the impact on our financial position and results of operations from our asset acquisition of Bios International Corporation, or Bios.  We paid a purchase price of $16,660,000, subject to customary purchase price adjustments.  We may pay up to an additional $6,710,000 to the sellers depending on the revenue growth after a three-year period.  We acquired the assets used or held for use in connection with Bios and specific liabilities of Bios.  We borrowed $11,000,000 under our Credit Facility to finance the acquisition, with the balance being paid from available cash.

The unaudited pro forma condensed combined financial statements as of and for the years ended March 31, 2012 and 2011, have been prepared based on certain pro forma adjustments to our historical financial statements as set forth in our Annual Report on Form 10-K for the years ended March 31, 2012 and 2011, as filed with the Securities and Exchange Commission, and are qualified in their entirety by reference to such historical financial statements and related notes contained in those reports.  The historic financial statements for Bios were derived from the audited financial statements for Bios as of and for the years ended December 31, 2011 and 2010.  The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and with the historical financial statements and related notes thereto.

The unaudited pro forma condensed combined balance sheets as of March 31, 2012 and 2011, have been prepared as if the transaction had occurred on that date. The unaudited pro forma condensed combined statements of operations have been prepared as if this transaction had occurred on April 1, 2010.

These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, and the pro forma adjustments are based on a preliminary valuation of the estimated fair value of the net assets acquired and the contingent consideration.  Such information is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition been completed at the dates indicated or what results would be for any future periods.

MESA LABORATORIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

March 31, 2012

(Dollars in thousands)

	Mesa Laboratories, Inc.	Bios International Corporation (a)	Combined – Before Pro Forma Adjustments	Pro Forma Adjustments		Mesa Laboratories, Inc. Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$7,191	$40	$7,231	$(16,700	)(b)	$1,531
				11,000	(c)
Accounts receivable, net	6,486	807	7,293	(267	)(b)	7,026
Inventory, net	4,438	963	5,401	(52	)(b)	5,349
Other	1,046	16	1,062	(16	)(b)	1,046
Total current assets	19,161	1,826	20,987	(6,035)		14,952

Property, plant and equipment, and other	7,266	97	7,363	(6	)(b)	7,357
Intangibles, net	9,819	—	9,819	8,228	(b)	18,047
Goodwill	14,450	—	14,450	9,200	(b)	23,650
	$50,696	$1,923	$52,619	$11,387		$64,006

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$4,262	$254	$4,516	$(184	)(b)	$4,332
Long-term debt	—	—	—	11,000	(c)	11,000
Contingent purchase price	—	—	—	2,240	(b)	2,240
Other long-term liabilities	2,519	—	2,519	—		2,519
Total liabilities	6,781	254	7,035	13,056		20,091

Equity:
Common stock	6,303		6,303	—		6,303
Members’ equity	—	10	10	(10	)(b)	—
Retained earnings	37,612	1,659	39,271	(1,659	)(b)	37,612
Total equity	43,915	1,669	45,584	(1,669)		43,915
	$50,696	$1,923	$52,619	$11,387		$64,006

See accompanying notes to unaudited pro forma condensed combined financial statements.

MESA LABORATORIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

March 31, 2011

(Dollars in thousands)

	Mesa Laboratories, Inc.	Bios International Corporation (a)	Combined – Before Pro Forma Adjustments	Pro Forma Adjustments		Mesa Laboratories, Inc. Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$3,546	$368	$3,914	$(17,028	)(b)	$(2,114)
				11,000	(c)
Accounts receivable, net	7,017	650	7,667	(110	)(b)	7,557
Inventory, net	5,714	798	6,512	113	(b)	6,625
Other	1,041	—	1,041	—		1,041
Total current assets	17,318	1,816	19,134	(6,025)		13,109

Property, plant and equipment, and other	7,308	61	7,369	30	(b)	7,399
Intangibles, net	11,484	—	11,484	8,228	(b)	19,712
Goodwill	14,450	—	14,450	9,200	(b)	23,650
	$50,560	$1,877	$52,437	$11,433		$63,870

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$9,931	$232	$10,163	(162	)(b)	$10,001
Long-term debt	—	—	—	11,000	(c)	11,000
Contingent purchase price	—	—	—	2,240	(b)	2,240
Other long-term liabilities	4,212	—	4,212	—		4,212
Total liabilities	14,143	232	14,375	13,078		27,453

Equity:
Common stock	5,068	—	5,068	—		5,068
Members’ equity	—	10	10	(10	)(b)	—
Retained earnings	31,349	1,635	32,984	(1,635	)(b)	31,349
Total equity	36,417	1,645	38,062	(1,645)		36,417
	$50,560	$1,877	$52,437	$11,433		$63,870

See accompanying notes to unaudited pro forma condensed combined financial statements.

MESA LABORATORIES, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

Year Ended March 31, 2012

(Amounts in thousands except earnings per share)

(Amounts in Thousands except per share)	Mesa Laboratories, Inc.	Bios International Corporation (a)	Combined – Before Pro Forma Adjustments	Pro Forma Adjustments		Mesa Laboratories, Inc. Pro Forma
Revenue	$39,616	$6,786	$46,402	$—		$46,402
Cost of revenue	16,105	2,277	18,382	—		18,382
Gross profit	23,511	4,509	28,020	—		28,020

Operating expenses:
Selling	3,909	806	4,715	—		4,715
General and administrative	5,416	1,241	6,657	1,108	(d)	7,765
Research and development	1,359	493	1,852	—		1,852
Impairment of intangible	350	—	350	—		350
Total operating expense	11,034	2,540	13,574	1,108		14,682

Operating income	12,477	1,969	14,446	(1,108)		13,338
Other income (expense)	(146)	1	(145)	(165	)(e)	(310)

Earnings before taxes	12,331	1,970	14,301	(1,273)		13,028
Income taxes	4,412	—	4,412	485	(f)	4,897

Net income	$7,919	$1,970	$9,889	$(1,758)		$8,131

Net income per share:
Basic	$2.41					$2.48
Diluted	2.29					2.35

Shares outstanding
Basic	3,285					3,285
Diluted	3,462					3,462

See accompanying notes to unaudited pro forma condensed combined financial statements.

MESA LABORATORIES, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

Year Ended March 31, 2011

(Amounts in thousands except earnings per share)

(Amounts in Thousands except per share)	Mesa Laboratories, Inc.	Bios International Corporation (a)	Combined – Before Pro Forma Adjustments	Pro Forma Adjustments		Mesa Laboratories, Inc. Pro Forma
Revenue	$34,227	$6,273	$40,500	$—		$40,500
Cost of revenue	14,659	2,037	16,696	—		16,696
Gross profit	19,568	4,236	23,804	—		23,804

Operating expenses:
Selling	3,687	850	4,537	—		4,537
General and administrative	4,576	1,038	5,614	1,108	(d)	6,722
Research and development	1,441	489	1,930	—		1,930
Total operating expense	9,704	2,377	12,081	1,108		13,189

Operating income	9,864	1,859	11,723	(1,108)		10,615
Other income (expense)	(113)	(1)	(114)	(165	)(e)	(279)

Earnings before taxes	9,751	1,858	11,609	(1,273)		10,336
Income taxes	3,568	—	3,568	455	(f)	4,023

Net income	$6,183	$1,858	$8,041	$(1,728)		$6,313

Net income per share:
Basic	$1.91					$1.95
Diluted	1.86					1.90

Shares outstanding
Basic	3,231					3,231
Diluted	3,330					3,330

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED MESA LABORATORIES, INC.

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1.  Basis of Presentation

The historical financial information is derived from our historical financial statements and the historical financial statements of Bios International Corporation, or Bios.  The pro forma adjustments have been prepared as if we acquired Bios on March 31, 2012 and 2011, for the balance sheets, and on April 1, 2010, for the statements of operations.

The pro forma combined financial statements reflect the following transactions:

•                  the acquisition of assets used or held for use in connection with Bios and specific liabilities of Bios; and

•                  the borrowing of $11,000,000 under our Credit Facility.

The unaudited pro forma condensed combined financial statements do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve.

Note 2.  Pro Forma Adjustments and Assumptions

(a)                                 Reflects 100% of the assets, liabilities, income and expenses of Bios.

(b)                                 The following reflects the allocation of the consideration, subject to customary purchase price adjustments (dollars in thousands):

Cash consideration	$16,660
Preliminary contingent purchase price liability	2,240
Aggregate consideration	$18,900

The purchase price was allocated as follows:
Accounts receivable, net	$540
Inventory	911
Property, plant and equipment	63
Other long-term assets	28
Intangibles	8,228
Goodwill	9,200
Current liabilities	(70)
Total purchase price allocation	$18,900

The acquisition of Bios was accounted for under the purchase method of accounting.  The purchase price allocation was based on preliminary estimated fair values of the assets and liabilities acquired, including the preliminary contingent purchase price liability, which was estimated based on historic revenue growth rates.  Our acquisition constitutes the acquisition of a business and was recognized at fair value.  The allocation of purchase price is preliminary and subject to adjustments.  Upon completing our valuation analysis, the preliminary contingent purchase price liability, and the allocation between intangibles and goodwill may change.

(c)                                  Reflects $11,000,000 from borrowing against our Credit Facility.

(d)                                 Reflects amortization of intangibles acquired over an estimated weighted-average useful life of 8 years.  Since our valuation is preliminary, we have not completed an allocation of intangibles between the various categories of intellectual property, trade names, customer relationships, and non-compete agreements, which have different lives.

(e)                                  Reflects the interest expense on the debt incurred to finance the acquisition, at 1.5%, based on the prevailing rate under our Credit Facility at the time of the transaction.  As of March 31, 2012 and 2011, the effect of a 0.125% variance in the interest rates on pro forma interest expense would have been approximately $14,000 annually.

(f)                                   To reflect income tax expense, because Bios was a pass-through entity for income tax purposes.  Since this was an asset acquisition for tax purposes, the acquired intangibles and goodwill are deductible for tax purposes over 15 years.  Estimated tax rates of 35.8% and 36.6%, respectively, were used for the years ended March 31, 2012 and 2011.  These rates are based on Mesa’s effective tax rate and the impact of the asset acquisition of Bios.